Exhibit 99.1

Bristol-Myers Squibb and CytomX Therapeutics Extend Worldwide Collaboration to Discover Probody™ Therapeutics for the Treatment of Cancer and Other Diseases

•	Builds upon initial 2014 alliance in oncology
•	Includes up to eight additional targets in oncology and other therapeutic areas
•	CytomX to receive $200 million upfront payment

(NEW YORK and SOUTH SAN FRANCISCO, March 20, 2017) - Bristol-Myers Squibb Company (NYSE:BMY) and CytomX Therapeutics, Inc. (Nasdaq:CTMX), a biopharmaceutical company developing investigational Probody therapeutics for the treatment of cancer, today announced an expansion of their 2014 strategic collaboration to discover novel therapies that will include up to eight additional targets using CytomX’s proprietary Probody platform.

Probody therapeutics are designed to take advantage of unique conditions in the tumor microenvironment to enhance the tumor-targeting features of an antibody and reduce drug activity in healthy tissues. By remaining inactive until they are activated by proteases in the tumor microenvironment, Probody therapeutics bind selectively to cells within tumor tissue with reduced binding to healthy tissue, potentially improving or creating a therapeutic window. Probody therapeutics may also have application in other diseases where proteases are dysregulated in affected tissues.

As part of the original collaboration signed in May 2014 to discover, develop and commercialize Probody therapeutics, Bristol-Myers Squibb selected four oncology targets, including CTLA-4. In the collaboration to date, Bristol-Myers Squibb has progressed the CTLA-4 Probody therapeutic to Investigational New Drug-enabling studies and the three other programs are in the lead discovery and optimization phase.

“CytomX’s Probody platform has enhanced our discovery research as we seek to direct the therapeutic effects of immunotherapy in a more targeted approach against tumors,” said Carl Decicco,

Ph.D., Head of Discovery, Bristol-Myers Squibb. “We look forward to working more extensively with CytomX on this innovative and potentially disruptive approach in oncology as well as other disease areas.”

“This expanded collaboration with Bristol-Myers Squibb gives CytomX the opportunity to further the reach of our potentially transformational Probody technology and provides us with additional financial and strategic flexibility to build our company,” said Sean McCarthy, D. Phil., President and Chief Executive Officer. “With CX-072 in Phase 1/2, and CX-2009 approaching clinical studies, our broad wholly-owned pipeline is poised for initial proof of concept as we aim to reinvent therapeutic antibodies.”

Under the terms of the agreement, CytomX will grant Bristol-Myers Squibb exclusive worldwide rights to develop and commercialize Probody therapeutics for up to six additional oncology targets and two non-oncology targets. Bristol-Myers Squibb will make an upfront payment of $200 million to CytomX and, in addition, will provide research funding over the course of the research term. CytomX will also be eligible to receive up to $448 million in future development, regulatory and sales milestone payments for each collaboration target, as well as tiered royalties from the mid-single digits to low-double digits on net sales of each product commercialized by Bristol-Myers Squibb.

Closing of the transaction is subject to customary closing conditions, including clearance under the Hart-Scott-Rodino Antitrust Improvements Act.

About Bristol-Myers Squibb

Bristol-Myers Squibb is a global biopharmaceutical company whose mission is to discover, develop and deliver innovative medicines that help patients prevail over serious diseases. For more information about Bristol-Myers Squibb, visit us at BMS.com or follow us on LinkedIn, Twitter, YouTube and Facebook.

About CytomX Therapeutics

CytomX is a clinical-stage, oncology-focused biopharmaceutical company pioneering a novel class of investigational antibody therapeutics based on its Probody technology platform. The company uses its platform to create proprietary cancer immunotherapies against clinically-validated targets, such as PD-L1, and develop first-in-class cancer therapeutics against difficult-to-drug targets, such as CD166. Probody therapeutics are designed to take advantage of unique conditions in the tumor microenvironment to enhance the tumor-targeting features of an antibody and reduce drug activity in healthy tissues. The company’s lead program, CX-072, a wholly-owned PD-L1-targeting Probody therapeutic, is being evaluated in a Phase 1/2 study. CX-072 is part of PROCLAIM (Probody Clinical Assessment In Man), an international umbrella clinical trial program that provides clinical trial sites with access to the company’s novel therapies under one central protocol. The Investigational New Drug filing for CX-2009, a first-in-class Probody drug conjugate targeting the highly expressed tumor antigen, CD166, is targeted for the first half of 2017. In addition to its proprietary programs, CytomX is collaborating with strategic partners including AbbVie, Bristol-Myers Squibb Company, Pfizer Inc., MD Anderson Cancer Center and ImmunoGen, Inc. For more information, visit www.cytomx.com or follow us on Twitter.

Bristol-Myers Squibb Forward-Looking Statement

This press release contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995 regarding the research, development and commercialization of pharmaceutical products. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations. No forward-looking statement can be guaranteed. Forward-looking statements in this press release should be evaluated together with the many uncertainties that affect Bristol-Myers Squibb's business, particularly those identified in the cautionary factors discussion in Bristol-Myers Squibb's Annual Report on Form 10-K for the year ended December 31, 2016 in our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. Bristol-Myers Squibb undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

CytomX Therapeutics Forward-Looking Statements

This press release includes forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that are difficult to predict, may be beyond our control, and may cause the actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied in such statements. Accordingly, you should not rely on any of these forward-looking statements. Our Probody platform is beginning clinical development, and the process by which clinical development could potentially lead to an approved product is long and subject to significant risks and uncertainties.  Collaborations with partners may not result in products, and milestone payments and royalties may not be received. Projected net cash utilization and capital resources are subject to substantial risk of variance based on a wide variety of factors that can be difficult to predict.  Applicable risks and uncertainties include those relating to our preclinical research and development, clinical development, and other risks identified under the heading "Risk Factors" included in our filings with the SEC. The forward-looking statements contained in this press release are based on information currently available to CytomX and speak only as of the date on which they are made. CytomX does not undertake and specifically disclaims any obligation to update any forward-looking statements, whether as a result of any new information, future events, changed circumstances or otherwise.

Contacts

Bristol-Myers Squibb

Media:

Ken Dominski, 609-252-5251, ken.dominski@bms.com

Lisa McCormick Lavery, 609-252-7602, lisa.mccormicklavery@bms.com

Investors:

Tim Power, 609-252-7509, timothy.power@bms.com

Bill Szablewski, 609-252-5894, william.szablewski@bms.com

CytomX Contacts:

Media Contact:

Canale Communications

Ian Stone, 619-849-5388, ian@canalecomm.com

Investor Contact:

Trout Group

Pete Rahmer, 646-378-2973, prahmer@troutgroup.com